FOR IMMEDIATE RELEASE

Ciena Reports Fiscal Third Quarter 2015 Financial Results

Delivers 12% adjusted operating margin and generates $117 million in cash from operations

HANOVER, Md. - September 3, 2015 - Ciena® Corporation (NYSE: CIEN), the network specialist, today announced unaudited financial results for its fiscal third quarter ended July 31, 2015.

For the fiscal third quarter 2015, Ciena reported revenue of $602.9 million as compared to $603.6 million for the fiscal third quarter 2014.

On the basis of generally accepted accounting principles (GAAP), Ciena's net income for the fiscal third quarter 2015 was $23.6 million, or $0.19 per diluted common share, which compares to a GAAP net income of $16.2 million, or $0.15 per diluted common share, for the fiscal third quarter 2014.

Ciena's adjusted (non-GAAP) net income for the fiscal third quarter 2015 was $50.7 million, or $0.37 per diluted common share, which compares to an adjusted (non-GAAP) net income of $40.9 million, or $0.32 per diluted common share, for the fiscal third quarter 2014.

"We delivered strong financial performance in our fiscal third quarter, including increased profitability and cash generation, demonstrating our ability to deliver on our business model and drive continued operating leverage," said Gary B. Smith, president and CEO of Ciena. "Despite short-term revenue headwinds related to the timing of network implementations at certain large service provider customers, fundamental demand drivers for our business remain strong. In fact, we now expect to exceed 10% adjusted operating margin for the full fiscal year."

Fiscal Third Quarter 2015 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to prior periods, including sequential quarter and year-over-year changes. A reconciliation between the GAAP and adjusted (non-GAAP) measures contained in this release is included in Appendix A.

	GAAP Results
	Q3	Q2	Q3	Period Change
	FY 2015	FY 2015	FY 2014	Q-T-Q*	Y-T-Y*
Revenue	$602.9	$621.6	$603.6	(3.0)%	(0.1)%
Gross margin	44.8%	43.8%	43.7%	1.0%	1.1%
Operating expense	$225.4	$230.0	$227.0	(2.0)%	(0.7)%
Operating margin	7.4%	6.8%	6.1%	0.6%	1.3%

	Non-GAAP Results
	Q3	Q2	Q3	Period Change
	FY 2015	FY 2015	FY 2014	Q-T-Q*	Y-T-Y*
Revenue	$602.9	$621.6	$603.6	(3.0)%	(0.1)%
Adj. gross margin	45.3%	44.4%	44.3%	0.9%	1.0%
Adj. operating expense	$202.1	$207.9	$206.3	(2.8)%	(2.0)%
Adj. operating margin	11.8%	10.9%	10.1%	0.9%	1.7%
* Denotes % change, or in the case of margin, absolute change

	Revenue by Segment
	Q3 FY 2015		Q2 FY 2015		Q3 FY 2014
	Revenue	%	Revenue	%	Revenue	%
Converged Packet Optical	$408.0	67.7	$432.9	69.6	$382.0	63.3
Packet Networking	57.2	9.5	53.3	8.6	69.5	11.5
Optical Transport	17.5	2.9	16.5	2.7	31.0	5.1
Software and Services	120.2	19.9	118.9	19.1	121.1	20.1
Total	$602.9	100.0	$621.6	100.0	$603.6	100.0

Additional Performance Metrics for Fiscal Third Quarter 2015

	Revenue by Geographic Region
	Q3 FY 2015		Q2 FY 2015		Q3 FY 2014
	Revenue	%	Revenue	%	Revenue	%
North America	$389.6	64.6	397.2	63.9	403.3	66.8
Europe, Middle East and Africa	93.2	15.5	102.2	16.4	99.9	16.6
Caribbean and Latin America	65.1	10.8	47.9	7.7	67.2	11.1
Asia Pacific	55.0	9.1	74.3	12.0	33.2	5.5
Total	$602.9	100.0	$621.6	100.0	$603.6	100.0

•	U.S. customers contributed 59.8% of total revenue

•	One customer accounted for greater than 10% of revenue and represented 20% of total revenue

•	Cash and investments totaled $927.3 million

•	Cash flow from operations totaled $117.5 million

•	Average days' sales outstanding (DSOs) were 79

•	Accounts receivable balance was $530.3 million

•	Inventories totaled $194.0 million, including:

◦	Raw materials: $54.1 million

◦	Work in process: $8.9 million

◦	Finished goods: $119.7 million

◦	Deferred cost of sales: $59.6 million

◦	Reserve for excess and obsolescence: $(48.3) million

•	Product inventory turns were 5.6

•	Headcount totaled 5,196

Executive Leadership Appointment
Ciena also announced today that François Locoh-Donou has been appointed senior vice president and chief operating officer, effective November 1, 2015, reporting directly to Gary B. Smith, president and CEO. In this new position, Locoh-Donou will assume responsibility for Ciena’s Global Field Organization, including the global sales and services functions, while retaining his existing responsibility for Ciena’s research and development, product line management, supply chain and quality functions. Locoh-Donou joined Ciena in 2002 and has served as senior vice president, Global Products Group since August 2011. Previously, he served as vice president and general manager, EMEA, with responsibility for expanding Ciena’s sales and other operations in that region.

Business Outlook for Fiscal Fourth Quarter 2015
Statements relating to business outlook are forward-looking in nature and actual results may differ materially. These statements should be read in the context of the Notes to Investors below.

Ciena expects fiscal fourth quarter 2015 financial performance, inclusive of a full quarter of results from the acquired Cyan business, to include:

•	Revenue in the range of $665 to $700 million

•	Adjusted (non-GAAP) gross margin of approximately 44 percent

•	Adjusted (non-GAAP) operating expense of approximately $225 million

Live Web Broadcast of Unaudited Fiscal Third Quarter 2015 Results
Ciena will host a discussion of its unaudited fiscal third quarter 2015 results with investors and financial analysts today, Thursday, September 3, 2015 at 8:30 a.m. (Eastern). The live broadcast will be available at www.ciena.com, and an archived replay will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena's website at www.ciena.com/investors. Ciena will also post to the Investor Relations page a presentation that includes certain highlighted information discussed on the call and certain historical results of operations.

Notes to Investors

Forward-looking statements. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: "We delivered strong financial performance in our fiscal third quarter, including increased profitability and cash generation, demonstrating our ability to deliver on our business model and drive continued operating leverage"; "Despite short-term revenue headwinds related to the timing of network implementations at certain large service provider customers, fundamental demand drivers for our business remain strong"; "In fact, we now expect to exceed 10% adjusted operating margin for the full fiscal year"; "Ciena expects fiscal fourth quarter 2015 financial performance, inclusive of a full quarter of results from the acquired Cyan business, to include: Revenue in the range of $665 to $700 million; Adjusted (non-GAAP) gross margin of approximately 44 percent; Adjusted (non-GAAP) operating expense of approximately $225 million."

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; changes in network spending or network strategy by large communication service providers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; supply chain disruptions and the level of success relating to efforts to optimize Ciena's operations; changes in foreign currency exchange rates affecting revenue and operating expense; and the other risk factors disclosed in Ciena's Report on Form 10-Q, which Ciena filed with the Securities and Exchange Commission on June 10, 2015. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income (loss) from operations, net income (loss) and net income (loss) per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendix A to this press release sets forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

About Ciena. Ciena (NYSE: CIEN) is the network specialist. We collaborate with customers worldwide to unlock the strategic potential of their networks and fundamentally change the way they perform and compete. Ciena leverages its deep expertise in packet and optical networking and distributed software automation to deliver solutions in alignment with its OPn architecture for next-generation networks. We enable a high-scale, programmable infrastructure that can be controlled and adapted by network-level applications, and provide open interfaces to coordinate computing, storage and network resources in a unified, virtualized environment. For updates on Ciena news, follow us on Twitter @Ciena or on LinkedIn at http://www.linkedin.com/company/ciena. Investors are encouraged to review the Investors section of our website at www.ciena.com/investors, where we routinely post press releases, SEC filings, recent news, financial results, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended July 31,		Nine Months Ended July 31,
	2014	2015	2014	2015
Revenue:
Products	$495,889	$493,919	$1,389,651	$1,428,114
Services	107,673	109,013	307,675	325,582
Total revenue	603,562	602,932	1,697,326	1,753,696
Cost of goods sold:
Products	275,003	273,837	777,851	797,283
Services	64,586	59,226	191,960	183,838
Total cost of goods sold	339,589	333,063	969,811	981,121
Gross profit	263,973	269,869	727,515	772,575
Operating expenses:
Research and development	97,685	100,379	302,674	306,342
Selling and marketing	81,919	81,650	243,929	240,833
General and administrative	36,285	29,743	98,264	89,598
Acquisition and integration costs	—	2,435	—	3,455
Amortization of intangible assets	11,019	11,019	34,951	33,057
Restructuring costs	63	192	178	8,260
Total operating expenses	226,971	225,418	679,996	681,545
Income from operations	37,002	44,451	47,519	91,030
Interest and other income (loss), net	(6,328)	(5,491)	(14,231)	(19,273)
Interest expense	(11,508)	(11,883)	(33,556)	(38,491)
Income (loss) before income taxes	19,166	27,077	(268)	33,266
Provision for income taxes	3,006	3,452	9,666	7,767
Net income (loss)	$16,160	$23,625	$(9,934)	$25,499

Net Income (loss) per Common Share
Basic net income (loss) per common share	$0.15	$0.20	$(0.09)	$0.23
Diluted net income (loss) per potential common share[1]	$0.15	$0.19	$(0.09)	$0.22

Weighted average basic common shares outstanding	106,236	118,413	105,404	113,189
Weighted average dilutive potential common shares outstanding[2]	120,809	133,233	105,404	114,549

1.
The calculation of GAAP diluted net income per common share for the third quarter of fiscal 2014 requires adding back interest expense of approximately $1.4 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017 to the GAAP net income in order to derive the numerator for the diluted earnings per common share calculation.

The calculation of GAAP diluted net income per common share for the third quarter of fiscal 2015 requires adding back interest expense of approximately $1.4 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017 to the GAAP net income in order to derive the numerator for the diluted earnings per common share calculation.
2. Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the third quarter of fiscal 2014 includes 1.5 million shares underlying certain stock options and restricted stock units and 13.1 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the third quarter of fiscal 2015 includes 1.7 million shares underlying certain stock options and restricted stock units and 13.1 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the first nine months of fiscal 2015 includes 1.4 million shares underlying certain stock options and restricted stock units.

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	October 31, 2014	July 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$586,720	$697,091
Short-term investments	140,205	160,067
Accounts receivable, net	518,981	530,261
Inventories	254,660	194,017
Prepaid expenses and other	192,624	185,140
Total current assets	1,693,190	1,766,576
Long-term investments	50,057	70,161
Equipment, building, furniture and fixtures, net	126,632	159,592
Other intangible assets, net	128,677	89,019
Other long-term assets	74,076	78,347
Total assets	$2,072,632	$2,163,695
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$209,777	$201,774
Accrued liabilities	276,608	272,691
Deferred revenue	104,688	114,902
Current portion of long-term debt	190,063	2,500
Total current liabilities	781,136	591,867
Long-term deferred revenue	40,930	53,731
Other long-term obligations	45,390	63,482
Long-term debt, net	1,274,791	1,276,761
Total liabilities	$2,142,247	$1,985,841
Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 106,979,960 and 118,725,874 shares issued and outstanding	1,070	1,187
Additional paid-in capital	5,954,440	6,187,759
Accumulated other comprehensive loss	(14,668)	(26,135)
Accumulated deficit	(6,010,457)	(5,984,957)
Total stockholders’ equity (deficit)	(69,615)	177,854
Total liabilities and stockholders’ equity (deficit)	$2,072,632	$2,163,695

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended July 31,
	2014	2015
Cash flows provided by operating activities:
Net income (loss)	$(9,934)	$25,499
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	41,463	41,601
Share-based compensation costs	34,204	32,402
Amortization of intangible assets	43,931	39,659
Provision for inventory excess and obsolescence	22,026	18,010
Provision for warranty	18,720	12,549
Other	21,254	(1,220)
Changes in assets and liabilities:
Accounts receivable	(55,688)	(12,053)
Inventories	(66,015)	42,633
Prepaid expenses and other	(26,698)	(5,345)
Accounts payable, accruals and other obligations	(34,794)	(39,266)
Deferred revenue	27,498	23,015
Net cash provided by operating activities	15,967	177,484
Cash flows used in investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(35,974)	(39,729)
Restricted cash	2,059	(42)
Purchase of available for sale securities	(195,259)	(180,203)
Proceeds from maturities of available for sale securities	150,000	140,000
Settlement of foreign currency forward contracts, net	(10,796)	16,289
Purchase of cost method investment	—	(2,000)
Net cash used in investing activities	(89,970)	(65,685)
Cash flows provided by financing activities:
Proceeds from issuance of term loan, net	248,750	—
Payment of long term debt	—	(8,901)
Payment for debt and equity issuance costs	(3,263)	(420)
Payment of capital lease obligations	(2,275)	(6,441)
Proceeds from issuance of common stock	17,518	19,622
Net cash provided by financing activities	260,730	3,860
Effect of exchange rate changes on cash and cash equivalents	(330)	(5,288)
Net increase in cash and cash equivalents	186,397	110,371
Cash and cash equivalents at beginning of period	346,487	586,720
Cash and cash equivalents at end of period	$532,884	$697,091
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$23,425	$31,566
Cash paid during the period for income taxes, net	$9,051	$8,526
Non-cash investing activities
Purchase of equipment in accounts payable	$4,334	$16,717
Debt issuance costs in accrued liabilities	$655	$—
Equipment acquired under capital lease	$—	$464
Building subject to capital lease	$—	$14,939
Construction in progress subject to build-to-suit lease	$—	$8,770
Non-cash financing activities
Conversion of 4.0% convertible senior notes, due March 15, 2015 into 8,898,387 shares of common stock	—	180,645

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measurements

	Quarter Ended
	July 31,
	2014	2015
Gross Profit Reconciliation
GAAP gross profit	$263,973	$269,869
Share-based compensation-products	737	671
Share-based compensation-services	572	490
Amortization of intangible assets	2,201	2,200
Total adjustments related to gross profit	3,510	3,361
Adjusted (non-GAAP) gross profit	$267,483	$273,230
Adjusted (non-GAAP) gross profit percentage	44.3%	45.3%

Operating Expense Reconciliation
GAAP operating expense	$226,971	$225,418
Share-based compensation-research and development	2,368	2,114
Share-based compensation-sales and marketing	3,890	3,571
Share-based compensation-general and administrative	3,376	3,516
Acquisition and integration costs	—	2,435
Amortization of intangible assets	11,019	11,019
Restructuring costs	63	192
Settlement of patent litigation	—	500
Total adjustments related to operating expense	20,716	23,347
Adjusted (non-GAAP) operating expense	$206,255	$202,071

Income from Operations Reconciliation
GAAP income from operations	$37,002	$44,451
Total adjustments related to gross profit	3,510	3,361
Total adjustments related to operating expense	20,716	23,347
Adjusted (non-GAAP) income from operations	$61,228	71,159
Adjusted (non-GAAP) operating margin percentage	10.1%	11.8%

Net Income Reconciliation
GAAP net income	$16,160	$23,625
Total adjustments related to gross profit	3,510	3,361
Total adjustments related to operating expense	20,716	23,347
Non-cash interest expense	327	397
Change in fair value of embedded redemption feature	190	—
Adjusted (non-GAAP) net income	$40,903	$50,730

Weighted average basic common shares outstanding	106,236	118,413
Weighted average dilutive potential common shares outstanding [1]	156,561	159,787

Net Income per Common Share
GAAP diluted net income per common share	$0.15	$0.19
Adjusted (non-GAAP) diluted net income per common share [2]	$0.32	$0.37

1.
Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the third quarter of fiscal 2014 includes 1.5 million shares underlying certain stock options and restricted stock units, 9.2 million shares underlying Ciena's 4.0% convertible senior notes, due March 15, 2015, 13.1 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017, 17.4 million shares underlying Ciena's 3.75% convertible senior notes, due October 15, 2018 and 9.2 million shares underlying Ciena's 4.0% convertible senior notes, due December 15, 2020.

Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the third quarter of fiscal 2015 includes 1.7 million shares underlying certain stock options and restricted stock units, 13.1 million shares underlying Ciena's 0.875% convertible senior notes, due June 15, 2017, 17.4 million shares underlying Ciena's 3.75% convertible senior notes, due October 15, 2018 and 9.2 million shares underlying Ciena's 4.0% convertible senior notes, due December 15, 2020.

2.
The calculation of Adjusted (non-GAAP) diluted net income per common share for the fiscal third quarter of 2014 requires adding back interest expense of approximately approximately $2.1 million associated with Ciena's 4.0% convertible senior notes, due March 15, 2015, approximately $1.4 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017, approximately $3.6 million associated with Ciena's 3.75% convertible senior notes, due October 15, 2018 and approximately $2.8 million associated with Ciena's 4.0% convertible senior notes, due December 15, 2020 to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.

The calculation of Adjusted (non-GAAP) diluted net income per common share for the third quarter of fiscal 2015 requires adding back interest expense of approximately $1.4 million associated with Ciena's 0.875% convertible senior notes, due June 15, 2017, approximately $3.6 million associated with Ciena's 3.75% convertible senior notes, due October 15, 2018 and approximately $2.8 million associated with Ciena's 4.0% convertible senior notes, due December 15, 2020 to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.
* * *

The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:

•	Share-based compensation expense - a non-cash expense incurred in accordance with share-based compensation accounting guidance.

•
Acquisition and integration costs - consist of expenses for financial, legal and accounting advisors, facilities and systems consolidation costs associated with our acquisition of Cyan. Ciena does not believe that these costs are reflective of its ongoing operating expense following its completion of these integration activities.

•
Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over its expected useful life.

•	Restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities.

•	Settlement of patent litigation - included in general and administrative expense during the third quarter of fiscal 2015 is a $0.5 million patent litigation settlement.

•
Non-cash interest expense - a non-cash debt discount expense amortized as interest expense during the term of Ciena's 4.0% senior convertible notes due December 15, 2020 relating to the required separate accounting of the equity component of these convertible notes.

•
Change in fair value of embedded redemption feature - a non-cash unrealized gain or loss reflective of a mark to market fair value adjustment of an embedded derivative related to the redemption feature of Ciena's outstanding 4.0% senior convertible notes due March 15, 2015.